Exhibit 10.1
EXECUTION COPY
CONSENT AGREEMENT
     This Consent Agreement (“Agreement”) is dated as of March 22, 2006, and is made by and between Bally Total Fitness Holding Corporation, a Delaware corporation (“Bally” or the “Company”), and the Persons listed on the signature pages attached hereto (collectively, the “Holder”). Certain capitalized terms used herein and not otherwise defined have the meanings set forth in Article VI hereof.
     WHEREAS, the Holder is the beneficial owner of $129,235,000 in aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2007 of the Company (the “Notes”) issued pursuant to the Indenture, dated as of December 16, 1998, between the Company and U.S. Bank National Association, as trustee (as amended and supplemented, the “Indenture”);
     WHEREAS, the Company desires to seek waivers (the “Waivers”) through the Waiver Expiration Dates (as defined below) of any Default or Event of Default (as such terms are defined in the Indenture) arising from the failure to comply with the covenants set forth in Sections 7.4 and 10.17 of the Indenture, which require Bally to file with the SEC, and furnish to the Trustee and holders of Notes, the reports required to be filed by the Company pursuant to the Exchange Act;
     WHEREAS, the Company will be undertaking a solicitation of consents (the “Consent Solicitation”) with respect to the Notes to obtain the Waivers; and
     WHEREAS, the Holder has agreed with the Company to give its consent to the Waivers in the Consent Solicitation, subject to the conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Bally and the Holder hereby agree as follows:
ARTICLE I
AGREEMENT TO GIVE CONSENT TO WAIVERS AND RELATED MATTERS
     Section 1.1 (a) Acknowledgement. The Holder and Bally acknowledges that Bally has failed to file or may fail to file with the SEC, and has failed or may fail to furnish to holders of Notes and the Trustee certain of the reports and notices required by Sections 7.4 and 10.17 of the Indenture and applicable provisions of the Exchange Act, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was required to be filed with the SEC on or before March 16, 2006.
     (b) Agreement to Give Consent. In accordance with Section 1.2 below, the Holder hereby agrees to give its consent to the Waivers in the Consent Solicitation; provided that Holder shall not be required to give its consent in the Consent Solicitation in the event that the waivers granted by giving consent in the Consent Solicitation include additional waivers not described in this Section 1.1(b). The Waivers will provide that any Default or Event of Default arising from a failure to comply with the covenants set forth in Sections 7.4 and 10.17 of the Indenture, which require Bally to file with the SEC, and furnish to the Trustee and holders of Notes, the reports required to be filed pursuant to the Exchange Act, will be waived through the Waiver Expiration

Dates. The Waivers will also provide that any Notice of Default delivered by the Holder or the Trustee relating solely to the Events of Default described in Section 1.1 hereof shall automatically be rescinded and withdrawn and shall no longer be effective. In addition, the Waivers will provide that any Default by Bally as a result of its failure to provide notice to the Trustee of a Default with respect to the matters included in the Waivers under Section 10.18(b) of the Indenture will be waived through the Waiver Expiration Dates. The “Waiver Expiration Dates” will be: (i) 5:00 pm, New York City time, on July 10, 2006, with respect to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and (ii) 5:00 pm, New York City time, on September 11, 2006 (as may be extended by 30 days), with respect to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. By giving its consent to the Waivers in the Consent Solicitation, the Holder will authorize the Trustee to enter into a Supplemental Indenture in form and substance satisfactory to the Trustee for purposes of implementing the Waivers.
     Section 1.2 Further Action by Holder. Subject to Section 1.1(b) above, as soon as practicable after commencement of the Consent Solicitation, the Holder shall instruct the DTC Participant(s) that act as custodian(s) for the Notes it beneficially owns to execute and deliver a letter of consent form, which will accompany the consent solicitation materials, and shall instruct such DTC Participant(s) to take all such further action as may be necessary to effect the consent of the Holder in the Consent Solicitation on behalf of such Holder. In addition, the Holder shall, at the written request of Bally, at any time and from time to time following the execution of this Agreement, execute and deliver to Bally all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement and the transactions contemplated hereby.
     Section 1.3 Consent Payment. Within one business day after the earlier of (a) the date on which the Company has received: (i) the consent of the Majority Lenders (as defined in the Credit Agreement) under the Credit Agreement to make the payments required hereunder and (ii) requisite consents from holders of its Senior Notes in order to effect the proposed waivers under the Senior Note Indenture similar to the Waivers and (b) the date on which the Company and the Trustee have entered into a Supplemental Indenture to effect the Waivers granted in the Consent Solicitation, Bally will instruct its transfer agent to deliver to the Holder 4.4444 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in each case per $1,000 in principal amount of Notes (the “Consent Fee”). In addition, if Bally does not comply with the covenants set forth in Sections 7.4 and 10.17 of the Indenture with respect to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 by September 11, 2006, Bally will have the option to extend the Waiver Expiration Date with respect to such Quarterly Report to October 11, 2006 for an additional payment to Holder, at its election, of: (1) $3.33; or (2) 1.4815 shares of Common Stock, in each case per $1,000 in principal amount of Notes (the “Additional Fee”). Fractional shares that would otherwise be issuable will be rounded to the nearest whole number, with fractions equal to or greater than 0.5 being rounded up and fractions less than 0.5 being rounded down.
     Section 1.4 Restricted Securities. The Holder understands that the shares of Common Stock to be issued to it (the “Shares”) will be issued only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Shares have not been registered under the Securities Act or any other applicable securities law, that the Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and that (A) prior to the expiration of the holding period applicable to sales of restricted securities pursuant to Rule 144 under the Securities Act, the Shares may be offered, resold, pledged or otherwise transferred only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction (i) (a) in a transaction meeting the requirements of Rule 144 under the Securities Act, (b) outside the U.S. to a foreign purchaser in a transaction meeting the requirements of Regulation S, or (c) pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act and state securities laws, (ii) to Bally or (iii) pursuant to an effective registration statement under the Securities Act and (B) the Holder will notify any subsequent purchaser from it of the resale restrictions set forth in (A) above, if then applicable. The Holder agrees that the certificates representing the Shares shall bear a restrictive legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION THEREFROM TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR LAWS.”
     Section 1.5 Prohibition of Certain Actions. (a) The Holder agrees that, for a period ending on the earliest of (a) one (1) year from the date of this Agreement, (b) the date of the first annual meeting of the Company held for the purpose of electing directors after the date of this Agreement, and (c) the occurrence of an Event of Default (as defined in the applicable document) under the Indenture, the Senior Note Indenture or Section 8.04, 8.05 or 8.09 (solely as a result of a default under Section 6.12, 6.14 or 6.15) of the Credit Agreement (as in effect on the date hereof, and provided that any waiver, consent or other action after the date hereof on the part of the lenders pursuant to the Credit Agreement, other than with respect to the Events of Default described in Section 1.1 and payment of Consent Fees and Additional Consent Fees), shall not be deemed to cure or otherwise affect such Event of Default for purposes of this Agreement), unless such action shall have been specifically invited in writing by the Board of Directors of the Company, such Holder will not, and will not direct any of its Agents, in any manner to, directly or indirectly, (A) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (i) the nomination of any person to the Board of Directors of the Company; (ii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company with respect to any director nominee that has not been nominated by the Board of Directors or a shareholder proposal that has not been supported by the Board of Directors; or (iii) or propose or publicly support any such shareholder proposal, (B) form, join or in any way participate in a “group” (as defined under Section 13d-5 of the Exchange Act), which may engage in any of the foregoing matters set forth in (A) above or (C) otherwise make any public announcement that is adverse or critical of the management or the Board of Directors of the Company.
     (b) The Holder further agrees that, for a period ending on the earliest of (a) one (1) year from the date of this Agreement, (b) the date of the first annual meeting of the Company held for the purpose of electing directors after the date of this Agreement, and (c) the occurrence of an Event of Default (as defined in the applicable document) under the Indenture, the Senior Note Indenture or Section 8.04, 8.05 or 8.09 (solely as a result of a default under Section 6.12, 6.14 or 6.15) of the Credit Agreement (as in effect on the date hereof, and provided that any waiver, consent or other action after the date hereof on the part of the lenders pursuant to the Credit Agreement, other than with respect to the Events of Default described in Section 1.1 and payment of Consent Fees and Additional Consent Fees), shall not be deemed to cure or otherwise affect such Event of Default for purposes of this Agreement), at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of capital stock of the Company, however called, or in connection with any written consent of the holders of capital stock of the Company solicited by the Board of Directors, the Holder will appear at the meeting or otherwise cause all shares of Common Stock held by the Holder to be counted as present at such meeting for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all shares of Common Stock held by the Holder (i) in favor of any proposed strategic transaction (including a merger or consolidation of the Company with another entity or the sale of substantially all of the Company’s assets) approved by the Board of Directors (a “Board-Approved Transaction”) and (ii) against any amendment of the Company’s articles of incorporation or bylaws, or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction was initiated for the sole purpose of preventing the Board-Approved Transaction; provided, in each case, that the Holder holds shares of Common Stock on the record date for such meeting or as of the date of such written consent; provided, further, that this Section 1.5(b) shall no longer apply after any Person has formally initiated (whether by tender offer, proxy solicitation or other filing that has been or will be mailed directly to holders of the Company’s Common Stock) a bona fide potential strategic transaction that is not a Board-Approved Transaction and such transaction would, if consummated, result in a transaction that the Holder believes in good faith is reasonably capable of being financed and more favorable to the Holders from a financial point of view than the Board-Approved Transaction.
     (c) Notwithstanding the foregoing, none of the covenants in Sections 1.5(a) or (b) shall become effective unless and until the Consent Fee has been paid to the Holder pursuant to Section 1.3.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF BALLY
     The Company represents and warrants to the Holder as follows:
     Section 2.1 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority (i) to own, lease and operate its properties, to carry on its business as now being conducted and (ii) to execute, deliver and perform its obligations under this Agreement, including entering into the Supplemental Indenture, and the other agreements to be executed by the Company in connection herewith and to consummate the transactions contemplated hereby and thereby. The Company and its Subsidiaries are duly qualified to do business and are in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on their business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries, taken as a whole. The Company has no equity investment in any person other than its Subsidiaries.
     Section 2.2 Issuance of the Shares. The Shares will be duly authorized and when issued in accordance with the terms hereof will be validly issued, fully paid and nonassessable. There are no preemptive or similar rights of any stockholder of the Company or any other person to acquire the Shares.
     Section 2.3 Consent Agreement and Other Transaction Documents. This Agreement and the other agreements and instruments contemplated hereby have been duly and validly authorized by the Company, this Agreement has been, and each of the other agreements contemplated by this Agreement will be, duly executed and delivered by the Company and this Agreement is, and each of the other agreements contemplated by this Agreement will be, a valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.
     Section 2.4 Non-Contravention. The execution and delivery by the Company of this Agreement and the other agreements and transactions contemplated hereby to which the Company is a party, do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the charter documents of the Company; (ii) conflict with or result in a breach by the Company or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or affected (other than provisions of the Credit Agreement that may prohibit the Waivers and similar waivers under the Senior Note Indenture and the related consent payments) or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court or Governmental Body having jurisdiction over the Company or any of its properties or assets.
     Section 2.5 Certain Securities Law Matters. Assuming the accuracy of the representations and warranties of the Holder set forth in Article III hereof, the Shares may be issued to the Holder pursuant to this Agreement without registration under the Securities Act by reason of Section 4(2) thereof and similar provisions under applicable state securities laws.
     Section 2.6 Capitalization. The authorized capital stock of the Company is (a) 60,200,000 shares of Common Stock and (b) 10,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have no preemptive rights and, to its knowledge, have been issued in accordance with applicable securities laws. As of March 17, 2006, there were: (a) 38,529,964 shares of Common Stock outstanding; and (b) there were no shares of Preferred Stock outstanding. As of March 17, 2006, without giving effect to the Company’s stockholder rights plan pursuant to which each outstanding share of Common Stock is accompanied by the right to purchase one one-thousandth (1/1000th) of a share of Series B Junior Participating Preferred Stock (the “Rights Plan”), the Company had outstanding options, warrants and similar rights entitling the holders to purchase or acquire 4,829,792 shares of Common Stock and 54,500 shares of Common Stock reserved for future grants under the Company’s equity incentive plans. Other than as set forth in the preceding sentence and with respect to the Rights Plan, the Company does not have outstanding any securities (or obligation to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any of its Subsidiaries.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE HOLDER
     The Holder represents and warrants to the Company as follows:
     Section 3.1 Organization and Standing of the Holder. The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and, as applicable, perform its obligations hereunder.
     Section 3.2 Consent Agreement and Other Transaction Documents. This Agreement and each other agreement contemplated hereby to which the Holder is a party have been duly and validly authorized on behalf of the Holder. This Agreement has been, and each of the other agreements contemplated by this Agreement will be, duly executed and delivered by the Holder and this Agreement is, and each of the other agreements contemplated by this Agreement will be, a valid and binding obligation of the Holder enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.
     Section 3.3 Non-Contravention. The execution and delivery by the Holder of this Agreement and the transactions contemplated hereby to which the Holder is a party, do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the organizational documents of the Holder; (ii) conflict with or result in a breach by the Holder or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Holder is a party or by which the Holder or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court or Governmental Body having jurisdiction over the Holder or any of its properties or assets.
     Section 3.4 Ownership. The Holder is the beneficial owner of the aggregate principal amount of Notes as set forth under Holder’s name on the signature page hereto. There are no outstanding agreements, arrangements or understandings under which such Holder or its nominee may be obligated to Transfer any of the Notes.
     Section 3.5 Investor Representations. The Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the acquisition of the Shares, including investments in securities issued by the Company. The Holder is acquiring the number of Shares set forth in Section 1.3 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Holder understands that the Shares are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the shares of Common Stock.
     Section 3.6 Information Provided. The Holder has received and has had an opportunity to review, and has been furnished with, all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Shares which have been requested by the Holder. The Holder has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to any such inquiries; and the Holder understands that its investment in the Shares involves a high degree of risk and that no Governmental Body has passed on or made any recommendation or endorsement of the Shares.
     Section 3.7 Terms of Consent. The terms of this Agreement were the result of negotiations between the Holder, the Company, and representatives of the Company and the Holder and the Holder was given the opportunity to review and comment upon the proposed terms of this Agreement.
ARTICLE IV
CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES
     Section 4.1 Further Action by Bally. (a) Bally shall, at the written request of the Holder, at any time and from time to time following the execution of this Agreement, execute and deliver to the Holder all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement and the transactions contemplated hereby.

     (b) So long as the restrictions in Sections 1.5(a) or (b) above are effective, Bally shall provide to Holder an officer’s certificate with respect to compliance with the covenants described in clause (c) of Section 1.5(a) within one business day after a compliance certificate is required to be delivered to the Agent under the Credit Agreement pursuant to Section 6.03(e) of the Credit Agreement.
     (c) Bally acknowledges that each of the Indenture and the Senior Note Indenture provides that the holders of at least a majority in aggregate principal amount of outstanding Notes and Senior Notes, as the case may be, may consent to the requested Waivers of a Default under the Indenture or Senior Note Indenture, respectively. Bally further acknowledges that the Majority Lenders (as defined in the Credit Agreement) may consent to the requested amendment or waiver of the Credit Agreement. Bally agrees that it will work in good faith and use best efforts to obtain, as promptly as possible after the date hereof (i) the consent of the Majority Lenders under the Credit Agreement to make the payments required hereunder and (ii) the requisite consents from holders of its Senior Notes in order to effect the proposed waivers under the Senior Note Indenture similar to the Waivers, in each case such that the payment to the Holder pursuant to Section 1.3 can be made.
     Section 4.2 Publicity. Neither the Company nor the Holder shall, nor shall they permit their respective Agents to, issue or cause the publication of any press release or make any other public statement, filing or announcement with respect to this Agreement and the transactions contemplated hereby without the prior approval of the other party; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or the NYSE; provided, further, that the Company shall not specifically name the Holder in any such release without the prior approval of the Holder unless specifically required by applicable law or the NYSE to name the Holder. The Company and the Holder shall cooperate in issuing press releases or otherwise making public statements with respect to this Agreement and the transactions contemplated hereby, which cooperation shall include first consulting the other party hereto concerning the requirement for, and timing and content of, such public announcement.
     Section 4.3 Registration of Shares. (a) Effective upon the execution of this Agreement, that certain Registration Rights Agreement, dated as of January 17, 2006, among the Company and the holders of Common Stock named therein, is hereby amended, pursuant to Section 11 thereof as follows:
(i)	the definition of “Registrable Securities” is hereby amended and restated in its entirety to read as follows: “Registrable Common Stock” means any of the Common Stock owned by the Holders from time to time, whether now or in the future, and any other securities issued or issuable with respect to or in exchange for such shares of Common Stock; provided, however, that a share of Common Stock will cease to be Registrable Common Stock after it has been sold: (a) under a registration statement effected pursuant hereto; or (b) pursuant to Rule 144 promulgated under the Securities Act.
     (b) All expenses incident to the Company’s performance of or compliance with its obligations under the registration rights agreement will be borne by the Company, including,

without limitation, the reimbursement of the eligible holders thereunder for the reasonable expenses of one legal counsel incurred relating to the registration of Registrable Common Stock as set forth above.
     Section 4.4 Approval Right. Without the prior approval of the Holder, Bally will not: (i) pay any holder of the Notes for the Waivers or any holder of the Senior Notes for similar waivers under the Senior Notes Indenture with respect to Bally’s failure to comply with its reporting obligations thereunder, in either case in excess of the Consent Fee and the Additional Fee (provided that any initial consent fee paid in cash shall not be in excess of $10.00 per $1,000 in principal amount) or (ii) pay the lenders under the Credit Agreement for their approval of the waivers under the Indenture and the Senior Notes Indenture and the related consent payments in excess of the Consent Fee and the Additional Fee (provided that any initial consent fee paid in cash shall not be in excess of $10.00 per $1,000 in principal amount).
ARTICLE V
CONDITIONS PRECEDENT TO EFFECTIVENESS
     The effectiveness of the Waivers provided by the Holder pursuant to the Consent Solicitation will be subject to the conditions set forth in the consent solicitation materials, including, without limitation, the following conditions:
     Section 5.1 Consents. Bally having received: (i) requisite consents from holders of its Senior Notes in order to effect proposed waivers under the Senior Note Indenture similar to the Waivers; (ii) consents relating to the Waivers and the similar waivers under the Senior Note Indenture and the related consent payments having been received from the necessary lenders under the Credit Agreement.
     Section 5.2 No Violations. In the sole judgment of the Company, there shall not be any law or regulation, any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding if adversely determined) would make unlawful, invalid or enjoin the implementation of the Waivers or payment of the Consent Fee or the Additional Fee or that would question the legality or validity thereof.
ARTICLE VI
DEFINITIONS
     Section 6.1 Definitions. As used in this Agreement, in addition to the terms defined elsewhere, the following terms shall have the meanings set forth below, unless the context otherwise requires:
     “Agent” shall mean, with respect to any Person, any officer, director, employee, stockholder, controlling person (within the meaning of the Securities Act), affiliate or authorized agent of such Person.
     “Credit Agreement” shall mean the Credit Agreement, dated as of November 18, 1997 (as amended and restated as of October 14, 2004 and as further amended and supplemented from time to time), among Bally Total Fitness Holding Corporation, as Borrower, the Several Banks

and Other Financial Institutions Parties Thereto, JPMorgan Chase Bank, as Agent, Deutsche Bank Securities Inc., as Syndication Agent, LaSalle Bank National Association, as Documentation Agent, and JPMorgan Securities Inc., as Sole Lead Arranger and Sole Bookrunner.
     “DTC” shall mean The Depository Trust Company, a limited purpose trust company.
     “DTC Participant” shall mean a participating organization in DTC.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Governmental Body” shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision thereof, or any federal or state court or arbitrator.
     “Holder” shall have the definition set forth in the first paragraph of this Agreement and all of its successors and assigns.
     “Person” means any individual, corporation, partnership, joint venture, trust, estate, limited liability company, unincorporated organization or governmental agency.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Senior Note Indenture” means the Indenture, dated as of July 2, 2003 (as supplemented on July 22, 2003, December 7, 2004 and September 2, 2005), by and among Bally Total Fitness Holding Corporation, as Issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee.
     “Senior Notes” means the 10 1/2% Senior Notes due 2011 of Bally Total Fitness Holding Corporation.
     “Subsidiary” means any Person, a majority of the capital stock of which is owned by the Company or another Subsidiary of the Company.
     “Trustee” shall mean U.S. Bank National Association.
ARTICLE VII
MISCELLANEOUS
     Section 7.1 Costs, Expenses and Taxes. Each party shall bear its own costs and expenses in connection with the preparation, execution and delivery of this Agreement and the issuance of the Shares and payment of the cash consideration; provided, however, that the Company will pay for the reasonable fees and expenses of counsel to the Holder in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any actions requested by the Company pursuant to Section 1.2. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the delivery of consent for the cash and Shares.
     Section 7.2 Survival of Representations. The representations, warranties, covenants and agreements of the Holder and the Company contained in this Agreement shall survive the execution of the Supplemental Indenture.
     Section 7.3 Prior Agreements. This Agreement and the other agreements contemplated hereby constitute the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and in the other agreements contemplated hereby.
     Section 7.4 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.
     Section 7.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.
     Section 7.6 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Agreement.
     Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.
     Section 7.8 Assignment; Binding Effect. The Holder shall not convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of Bally, and Bally shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of the Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement will limit or otherwise restrict the ability of the Holder to transfer its Notes, but the agreement of the Holder to give its consent to the Waivers, and only such agreement, will bind every subsequent holder of the Notes.
     Section 7.9 Waiver; Remedies. No delay on the part of any Holder or Bally in exercising any right, power or privilege under this Agreement shall operate as a wavier thereof, nor shall any waiver on the part of any Holder or Bally of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this

Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.
     Section 7.10 Amendment. This Agreement may be modified or amended only by written agreement of the parties to this Agreement.
     Section 7.11 Termination. This Agreement shall automatically terminate without any action by the parties hereto if the Supplemental Indenture implementing the Waivers has not been executed and become effective by 6:00pm Eastern Daylight Time on May 15, 2006. In addition, the Holder may terminate this Agreement at any time after April 14, 2006 if it has not received the Consent Fee by such date. Such termination by the Holder shall not relieve any party hereto of liability for breach of this Agreement.
     Section 7.12 Liability. The obligations hereunder of each of the entities on the signature pages hereto that comprise the Holder shall be several, and not joint, and each such entity shall only be obligated with respect to its pro rata portion of any such obligation based on its percentage ownership of the aggregate principal amount of Notes reflected on the signature pages hereto.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

	By:	/s/ Marc D. Bassewitz

Name:

Title:

Date: March 22, 2006

SPECIAL VALUE BOND FUND II, LLC

	By:	SVIM/MSM II, LLC
	Its:	Managing Member

	By:	TENNENBAUM & CO., LLC
	Its:	Managing Member

	By:	/s/ Howard Levkowitz

Name:

Title:

SPECIAL VALUE ABSOLUTE RETURN FUND, LLC

	By:	SVAR/MM, LLC
	Its:	Managing Member

	By:	TENNENBAUM CAPITAL PARTNERS, LLC
	Its:	Managing Member

	By:	TENNENBAUM & CO., LLC
	Its:	Managing Member

	By:	/s/ Howard Levkowitz

Name:

Title:

SPECIAL VALUE OPPORTUNITIES FUND, LLC

By:	/s/ Howard Levkowitz

Name:

Title:

SPECIAL VALUE EXPANSION FUND, LLC

By:	/s/ Howard Levkowitz

Name:

Title: